UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025

FIBROGEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36740	77-0357827
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Bay Street Suite 100 #6009
San Francisco, California		94133
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 978-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 10, 2025, FibroGen, Inc. (“FibroGen” or the “Company”) filed a Certificate of Amendment of the Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware for a 1-for-25 reverse stock split (the “Reverse Stock Split”) of the issued and outstanding shares of the Company's Common Stock (the “Common Stock” ). The Certificate of Amendment will take effect, as of 5:00 p.m. Eastern Time on June 16, 2025 (the “Effective Time”).

The board of directors of FibroGen (the “Board”) believes that the Reverse Stock Split is an effective way to increase the minimum bid price of the Company's Common Stock proportionately by reducing the number of outstanding shares of Common Stock and put the Company in a position to regain compliance with the Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”), to enable continued listing on the Nasdaq Global Select Market. This was previously reported in the Company’s definitive proxy statement for the Company’s annual meeting of stockholders held on June 4, 2025 (the “2025 Annual Meeting”), as filed with the Securities and Exchange Commission on April 25, 2025 (the “Proxy Statement”). Stockholders approved the Reverse Stock Split at the 2025 Annual Meeting.

In addition to the Proxy Statement, FibroGen disclosed our intention to effect a Reverse Stock Split in FibroGen's Form 8-K filed on March 17, 2025. After receiving notice from Nasdaq on March 12, 2025 that FibroGen did not regain compliance with the Minimum Bid Price Requirement, FibroGen appealed this determination on March 14, 2025, as previously disclosed in the Company's Form 8-K filed on March 17, 2025. On April 11, 2025, the Nasdaq Hearings Panel granted the Company a temporary exception to regain compliance with the Minimum Bid Price Requirement, contingent on obtaining stockholder approval on June 4, 2025, and thereafter effecting a reverse stock split by June 24, 2025.

Upon the Effective Time of the Certificate of Amendment with the Secretary of State of the State of Delaware, each Twenty-Five (25) shares of Common Stock issued immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be reclassified and combined into one (1) share of Common Stock. No fractional shares shall be issued and, in lieu thereof, any holder of less than one (1) share of Common Stock shall be entitled to receive cash for such holder’s fractional share based upon the closing sales price of the Common Stock as reported on The Nasdaq Global Select Market on the date that the Certificate of Amendment becomes effective. The Reverse Stock Split will affect all shares of the Company’s Common Stock outstanding immediately prior to the effective time of the Reverse Stock Split, as well as the number of shares of Common Stock available for issuance under the Company’s equity incentive plans. In addition, the Reverse Stock Split will effect a reduction in the number of shares of common stock issuable upon the exercise of stock options and restricted stock units outstanding immediately prior to the effectiveness of the Reverse Stock Split with a corresponding increase in the exercise price per share applicable to such stock options.

The Company's Common Stock is scheduled to begin trading on a post-Reverse Stock Split basis at the market open on June 17, 2025 under the Company's existing trading symbol “FGEN.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 31572Q881. The par value per share of the common stock will remain unchanged at $0.01.

The foregoing brief description of the Certificate of Amendment is qualified in its entirety by the full text of the Certificate of Amendment, filed as Exhibit 3.1 hereto and incorporated herein by reference. A copy of the Company's press release announcing the reverse stock split is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of FibroGen, Inc.

99.1	Press Release dated June 12, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROGEN, INC.

Date:	June 12, 2025	By:	/s/ John Alden
John Alden General Counsel